UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012 (July 10, 2012)

CCA Industries, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY		07073
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 330-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of CCA Industries, Inc. held on July 10, 2012, the following directors were elected by the Common Stock shareholders:

Sardar Biglari, 2,433,455 votes for, 271,459 votes withheld

Dunnan D. Edell, 2,529,930 votes for, 174,984 votes withheld

Philip L. Cooley, 2,386,725 votes for, 318,189 votes withheld

The following directors were elected by the Common Stock Class A shareholders:

Robert Lage, 967,702 votes for, 0 votes withheld

David Edell, 967,702 votes for, 0 votes withheld

James Mastrian, 967,702 votes for, 0 votes withheld

Stanley Kreitman, 967,702 votes for, 0 votes withheld

The appointment of BDO USA LLP as the Company’s independent registered public accounting firm for fiscal year ended November 30, 2012 was ratified, 6,885,594 votes for, 23,334 votes against and 145,446 votes abstained.

No other business was brought before the meeting for a vote by the shareholders.

Item 8.01 Other Events

The Company issued a press release on July 16, 2012, announcing its results for the quarter ended May 31, 2012. The Company also announced in the press release that the Board of Directors has declared a dividend for the third quarter of fiscal 2012 of $0.07 per share to all shareholders of record as of August 3, 2012, to be paid on September 4, 2012.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1	Press release issued April 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 16, 2012

CCA Industries, Inc.
Registrant

By:	/s/ Stephen A. Heit
Stephen A. Heit
Executive Vice President &
Chief Financial Officer